                                                                    EXHIBIT 21.1

                             SEAGATE SOFTWARE, INC.

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                        STATE OR OTHER
               NAME OF SUBSIDIARY                JURISDICTION OF INCORPORATION
               ------------------                -----------------------------
Seagate Software Network & Storage Management
 Group, Inc. ................................... Delaware
Seagate Software Information Management Group,
 Limited........................................ United Kingdom and Delaware
Seagate Software S.A. .......................... France
Seagate Software Limited........................ United Kingdom
Seagate Software GmbH........................... Germany
Seagate Software Pty Limited.................... Australia
Seagate Software Information Management Group,
 GmbH........................................... Germany
Seagate Software Information Management Group,
 AB............................................. Sweden
Seagate Software Pte Limited.................... Singapore
Seagate Software Information Management Group,
 BV............................................. Netherlands
Seagate Software Information Management Group,
 Inc. .......................................... Americas
Nippon Seagate Software KK...................... Japan
Seagate Software Limited........................ Hong Kong
Seagate Software Information Management Group,
 AG............................................. Switzerland
Arcada Software France S.A.R.L. (1)............. France
Arcada Software U.K., Limited (1)............... United Kingdom
Seagate Software Australia Pty. Limited (1)..... Australia
Seagate Software Information Management Group,
 Inc. .......................................... British Columbia
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(1)  In process of liquidation.